BERENBERG ASSET MANAGEMENT LLC

CODE OF ETHICS

December 2015

Berenberg Asset Management LLC

Code of Ethics (December 2015)

TABLE OF CONTENTS

I.	Introduction	3

III.	Standards of Business Conduct	3

IV.	Compliance with Securities Laws	4

V.	Personal Securities Holdings	6

VI.	Periodic Reporting	7

VII.	Gifts & Entertainment	8

VIII.	Outside Business Activities	9

IX.	Pay-to-Play and Political Contributions	10

X.	Marketing & Promotional Activities	10

XI.	Third Party Consultants and Placement Agents	11

XII.	Soft Dollar Arrangements	11

XIII.	Privacy Policy	11

XIV.	Insider Information and Receiving Confidential Information	12

XV.	Social Media	14

XVI.	Anti-Money Laundering (“AML”)	15

XVII.	Limits on Authority	17

XVIII.	Violations of the Code	17

XIX.	Annual Compliance Survey	18

XX.	Acknowledgement of Receipt of Code	18

Berenberg Asset Management LLC

Code of Ethics (December 2015)

I.     INTRODUCTION

Securities and Exchange Commission (“SEC”) Rule 204A-1 (the “Rule”) under the Investment Advisers Act of 1940 (the “Advisers Act”), as amended, requires registered investment advisors (“RIA”) to adopt a Code of Ethics. The Rule requires the RIA’s Code of Ethics to set forth standards of conduct and requires supervised persons to comply with applicable federal securities laws. Such Codes of Ethics must address personal trading, including the reporting of personal securities holdings and transactions and the pre-approval of certain investments. This document contains the Code of Ethics for those employees supervised by Berenberg Asset Management LLC (“BAM”), a Delaware limited liability company organized in December 2013. BAM is based in New York, New York. BAM’s sole member is Berenberg Americas LLC, which in turn is a wholly owned subsidiary of Berenberg Beteiligungsholding GmbH (“BBH”). BBH is the holding company for Joh. Berenberg, Gossler & Co. KG (“Berenberg Hamburg”), a German regulated bank.

BAM intends to provide investment advice in the United States that originates from its participating affiliate, Berenberg Hamburg, which is not registered as an investment advisor with the SEC or in the United States. BAM will provide these advisory services pursuant to longstanding SEC no-action letters that allow BAM to offer the capabilities, infrastructure and expertise of Berenberg Hamburg to US prospective clients without requiring Berenberg Hamburg to register provided BAM adheres to certain important restrictions.

II.     COVERED PERSONS

Personnel who are covered (“Covered Persons” or “you”) under the BAM Code of Ethics (the “Code”) include the following:

•	BAM employees based in the US

•	“Dual hatted” employees employed by Berenberg Hamburg and based abroad

•	Berenberg Hamburg employees provided investment services to US investors

•	Certain consultants, agents and temporary workers

Covered persons are considered “Access Persons” as defined by the Rule and are required to adhere to all policies and to report to BAM as described herein. Employees of Berenberg Hamburg who do not provide investment advice to US clients and temporary or contract workers are excluded from the requirements of the Code and are not Covered Persons.

III.     STANDARDS OF BUSINESS CONDUCT

BAM requires all Covered Persons to conduct all business dealings in an ethical fashion and to abide by not only the technical requirements of this Code, but also to the spirit in which it is intended.

Berenberg Asset Management LLC

Code of Ethics (December 2015)

BAM holds to the following principles:

•	We are fiduciaries – at all times we place the interests of our clients first

•	No employee should take inappropriate advantage of their position

•	Information relating to the identity of security holdings and financial circumstances of any client is confidential

•	Independence in the investment decision-making process

•	All personal securities transactions will be conducted in such a manner as to be consistent with the Code of Ethics and to avoid any actual or potential conflict of interest or any abuse of an employee’s position of trust and responsibility

Please direct any questions regarding BAM’s Code to the Chief Compliance Officer.

IV.     COMPLIANCE WITH SECURITIES LAWS

Covered Persons are required to abide by all applicable federal securities laws. Policies concerning these securities laws are discussed in other manuals and guides. Covered persons are not permitted, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by a client to:

•	Defraud a client in any manner

•	Mislead a client, including by making any statement that omits material facts

•	Engage in any act, practice or course of conduct that operates or would operate as a fraud or deceit on a client

•	Engage in any manipulative practice with respect to a client

•	Engage in any manipulative practice with respect to securities, including price manipulation

•	Favor the interests of one client over another client

•	Profit personally, directly or indirectly, as a result of knowledge about a security or a transaction

1)	Protecting Confidentiality

In the course of normal business activities, Covered Persons may receive confidential information concerning clients and potential clients. To maintain client confidence and trust, this information must be handled with integrity and discretion. As a general rule, confidential information pertaining to a client of BAM should never be communicated to anyone other than to employees of BAM or Berenberg Hamburg who need to know, and where appropriate, to the participants involved in a specific transaction. A judgment about who needs to know about particular client information depends on the facts and circumstances, and should be discussed by the covered person with his or her supervisor. Examples of persons within BAM who may need to know include senior management and Compliance staff. In the event confidential client information is communicated, the recipient of the information should be advised of its confidential nature, that it is given solely for the purpose of fulfilling his or her responsibilities with the client and that it is not to be disclosed in any other form to any other person.

Berenberg Asset Management LLC

Code of Ethics (December 2015)

2)	Conflicts of Interest

When dealing with investment advisory clients and services, BAM and its Covered Persons have an affirmative duty of care, loyalty, honesty and good faith to act in the best interests of its clients. Covered Persons should fully disclose all material facts concerning any conflict that does arise with these clients, and should avoid even the appearance of a conflict of interest. Please see Sections (VII) and (VIII) for specific procedures regarding certain circumstances where conflicts of interest may arise.

3)	Insider Trading

Section 10(b) of the Securities and Exchange Act of 1934 makes it unlawful for any person “to use or employ, in connection with the purchase or sale of any security registered on a national securities exchange or any security not so registered, any manipulative or deceptive device or contrivance in contravention of such rules and regulations as the [SEC] may prescribe.” To implement Section 10(b), the SEC adopted Rule 10b-5, which provides, in relevant part:

It shall be unlawful for any person, directly or indirectly…,

(a) to employ any device, scheme, or artifice to defraud,

(b) to make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, or

(c) to engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any person, in connection with the purchase or sale of a security.

Covered Persons may not trade a security while in the possession of non-public information about the security. Additionally, Covered Persons may not disseminate or tip such information to others who may trade the security. Material information includes any information that a reasonable investor would consider in making an investment decision. Non-public information is information that has not been disseminated in a manner that would make it generally available to investors. A covered person who has reason to believe that he or she, or a customer, is in possession of “inside information” should contact the BAM Compliance department prior to taking any action.

4)	Personal Securities Transactions

All Covered Persons must comply with BAM policies regarding personal securities transactions. In addition to the following policies, other policies concerning personal securities transactions are discussed in other manuals and guides.

Berenberg Asset Management LLC

Code of Ethics (December 2015)

•	Purchases of limited or private offerings require pre-approval from the Compliance Department prior to proceeding with a transaction.

•	BAM prohibits Covered Persons from acquiring any securities in an initial public offering without prior written approval from the Compliance Department.

•	Covered Persons must obtain pre-clearance prior to placing any transaction in any reportable security as defined below.

Covered persons are required to adhere to BAM policy concerning restricted trading periods that may be in place from time to time. This policy may prohibit Covered Persons from engaging in transactions in securities on BAM’s blackout list until the stated blackout period has elapsed.

V.     PERSONAL SECURITIES HOLDINGS

BAM policy permits Covered Persons to maintain personal securities accounts or holdings at BAM and other financial institutions. Holdings include those securities in which a covered person has any direct or indirect beneficial ownership (including a trust). A covered person is considered to be the beneficial owner of an account in which he or she has any financial interest or ability to exercise control, and of any account belonging to immediate family members (including any relative by blood or marriage) sharing the Covered Person’s household. Covered Persons must notify the Compliance Department of, and receive prior written approval for, opening accounts or holding personal securities at financial institutions other than BAM. Covered Persons are either required to set up BAM to receive duplicate copies of statements for the accounts held at other financial institutions or to report them directly to BAM on no less than a quarterly basis.

All outside accounts are reportable except:

•	Managed accounts where Covered Persons have no direct or indirect influence or control over the account

•	401(k) and 403(b) accounts that hold mutual funds and exchange traded funds (“ETFs”) only

•	Accounts held directly at mutual fund companies

•	Variable annuities held directly at the carrier

•	Accounts held directly at 529 plans

Accounts that permit for securities trading but in which the Covered Person only trades those securities exempted from being Reportable Securities (see subsection (4) below), need to be reported. However, transaction and holdings reports do not need to be provided to BAM Compliance. Such accounts will require a semi-annual certification from the Covered Persons stating that the Covered Person did not effect trades in reportable securities.

Berenberg Asset Management LLC

Code of Ethics (December 2015)

1)	Reporting of Accounts

Covered Persons are required to report any new personal securities accounts to BAM Compliance within 30 days. New accounts include accounts of spouses and immediate family members. Any changes to existing accounts must also be reported.

2)	Initial Public Offerings (“IPOs”)

Covered Persons can only participate in IPOs with pre-approval from the Chief Compliance Officer.

3)	Private Placements

Covered Persons can only transact in private placements with pre-approval from the Chief Compliance Officer.

VI.     PERIODIC REPORTING

1)	Transaction Reports

The Rule requires all Covered Persons to report certain security and transaction information to BAM on a periodic basis. BAM will generate the reporting internally for all securities and transactions within BAM accounts. For securities and transactions held at other financial institutions, BAM will rely on either duplicate statements or forms received within the Compliance Department for securities and transactions for the vast majority of Covered Persons.

2)	Quarterly Transaction Reports

Covered persons are required to provide BAM with quarterly information regarding all transactions involving reportable securities within 30 days of each calendar quarter end. As stated above, BAM will rely on either duplicate statements or forms received within the Compliance Department for transactions for the vast majority of Covered Persons.

Purchases or sales subject to an automatic dividend reinvestment plan need not be reported. Transactions held outside of a brokerage account must be reported within 30 days of each calendar quarter end.

3)	Holdings Reports

Within 10 days of becoming associated with BAM, Covered Persons must provide holding information for all reportable securities. All holdings reports must be current as of a date not more than 45 days prior to becoming a Covered Person. Holdings information must be updated on an annual basis thereafter and must be current as of a date not more than 45 days prior to the date the holdings report is submitted.

Berenberg Asset Management LLC

Code of Ethics (December 2015)

As stated above, BAM will rely on either duplicate statements or forms received within the Compliance Department for transactions for the vast majority of Covered Persons. Transactions held outside of a brokerage account must be reported within 30 days of each calendar quarter end.

4)	Reportable Securities

All securities are reportable (“Reportable Securities”) on the periodic reporting, except:

•	Direct obligations of the U.S. government

•	Money market instruments (bankers’ acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high-quality short-term debt instruments), where “high-quality short-term debt instrument” is defined to mean any instrument having a maturity at issuance of fewer than 366 days and which is rated in one of the highest two rating categories by a nationally recognized statistical rating organization, or which is unrated but is of comparable quality

•	Shares issued by money market funds

•	Shares issued by open-end mutual funds (including ETFs)

•	Shares issued by open-end unit investment trusts (including ETFs)

5)	Exemptions

As stated above, accounts that permit for securities trading but in which the Covered Person only trades those securities exempted from being Reportable Securities (see subsection (4) below), need to be reported. However, transaction and holdings reports do not need to be provided to BAM Compliance. Such accounts will require a semi-annual certification from the Covered Persons stating that the Covered Person did not effect trades in reportable securities.

VII.     GIFTS & ENTERTAINMENT

A conflict of interest occurs when the personal interests of employees interfere or could potentially interfere with their responsibilities to the firm and its clients. The overriding principle is that Covered Persons should not accept inappropriate gifts, favors, entertainment, special accommodations, or other things of material value that could influence their decision-making or make them feel beholden to a person or firm. Similarly, Covered Persons should not offer gifts, favors, entertainment or other things of value that could be viewed as overly generous or aimed at influencing decision-making or making a client feel beholden to the firm or the Covered Persons.

1)	Gifts

No Covered Persons may receive any gift, service, or other thing of more than de minimis value from any person or entity that does business with or on behalf of the adviser.

Berenberg Asset Management LLC

Code of Ethics (December 2015)

No Covered Persons may give or offer any gift of more than de minimis value to existing clients, prospective clients, or any entity that does business with or on behalf of the adviser without pre-approval by the Chief Compliance Officer.

For the purposes of this Code, gifts valued at under $100 are viewed as de minimis.

2)	Entertainment

No Covered Persons may provide or accept extravagant or excessive entertainment to or from a client, prospective client, or any person or entity that does or seeks to do business with or on behalf of the adviser.

Covered Persons may provide or accept a business entertainment event, such as dinner or a sporting event, of reasonable value, if the person or entity providing the entertainment is present.

Please refer to BAM’s Travel and Entertainment Policy for further guidelines.

3)	Public Officials

Any gifts or entertainment to US and foreign public officials, including elected officials or those working for semi-governmental entities, must be pre-approved by the Chief Compliance Officer.

VIII.     OUTSIDE BUSINESS ACTIVITIES

Employees are prohibited from engaging in outside business or investment activities that may interfere with their duties with BAM. Outside business affiliations, including directorships of private companies, consulting engagements, or public/charitable positions must be approved in writing by the Chief Compliance Officer.

1)	Service on a Board of Directors

Because of the high potential for conflicts of interest and insider trading problems, investment personnel may not serve on the boards of directors of any public companies without pre-approval from the Chief Compliance Officer. A director of a private company may be required to resign at the end of the current term if the company goes public during his or her term as a director.

2)	Fiduciary Appointments

Approval must be obtained from the Chief Compliance Officer before accepting an executorships, trusteeship, or power of attorney, other than with respect to a family member. Fiduciary appointments on behalf of family members must be disclosed at the inception of the relationship.

Berenberg Asset Management LLC

Code of Ethics (December 2015)

3)	Creditors’ Committees

Employees are prohibited from serving on a creditors committee except as approved by the firm as part of the person’s employment duties.

4)	Disclosure

Employees should disclose any personal interest that might present a conflict of interest or harm the reputation of the firm. If you have questions regarding this disclosure, please contact the Chief Compliance Officer.

IX.     PAY-TO-PLAY AND POLITICAL CONTRIBUTIONS

Rule 206(4)-5 under the Advisers Act requires BAM to implement a policy against “pay-to-play” practices. Such practices are those where RIAs or their employees make direct or indirect payments to state and local government officials which are perceived to improperly influence the award of government investment business. Such payments could occur by contributing to a political campaign or political action committee (“PAC”) or through gifts and entertainment to government or elected officials, addressed in Section VIII above.

Rule 206(4)-5(a)(1) generally prohibits a RIA from receiving compensation for providing advice to a government entity within two years after a contribution to an official of the government entity has been made by the adviser or by any of its covered associates (the “Two-Year “Time Out” Rule”).

As a result of the Two-Year “Time Out,” no Covered Person may make a contribution to a local, state or federal political campaign, PAC without pre-approval from the Chief Compliance Officer. Please note that many dinners and events are sponsored on behalf of a political campaign. Purchasing tickets to such events requires pre-approval from the Chief Compliance Officer.

X.     MARKETING & PROMOTIONAL ACTIVITIES

All oral and written statements, including those made to clients, prospective clients, their representatives, or the media must be professional, accurate, balanced, and not misleading in any way. Any promotional materials must be pre-approved.

1)	Speaking Engagements

Covered Persons may not speak at any public or private event, including an industry conference or school function, without pre-approval from the Chief Compliance Officer and Berenberg Hamburg’s public relations department.

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Code of Ethics (December 2015)

Any materials presented at such events must be pre-approved by the BAM Chief Compliance Officer and Berenberg Hamburg’s public relations.

2)	Statements to the Press

No Covered Person may speak with a member of the press without pre-approval from the Chief Compliance Officer and Berenberg Hamburg’s public relations.

Any requests for comment by the press should immediately be re-directed to Chief Compliance Officer and Berenberg Hamburg’s public relations.

XI.     THIRD PARTY CONSULTANTS AND PLACEMENT AGENTS

Any arrangements between BAM and third party consultants, including but not limited to relationships with placement agent, are subject to enhanced diligence and must be pre-approved Chief Compliance Officer.

XII.     SOFT DOLLAR ARRANGEMENTS

Soft dollar arrangements require the prior approval of the Compliance Officer. The SEC defines a “soft dollar arrangement” as an arrangement under which products or services other than execution of securities transactions are obtained by an adviser from or through a broker-dealer in exchange for the adviser directing client brokerage transactions to the broker-dealer. Soft dollar arrangements may be formal written agreements or informal agreements to direct trades to a particular broker-dealer.

Because soft dollar arrangements may present conflicts of interest between BAM and its clients, Portfolio Management Team must disclose any proposed soft dollar arrangements prior to setting up a new trading relationship

XIII.     PRIVACY POLICY

1)	Information about the Firm, Clients, Investors, Related Parties, Employees and Others

You may have access to confidential information related to BAM’s business. Information related to the BAM’s business includes information about BAM, as well as information related to the BAM’s models, investments, clients, investors, related parties, independent contractors and employees. You may also have access to confidential information about multiple competitors in an industry. You may not, either during your period of service to the BAM or thereafter, directly or indirectly use or disclose to anyone any such confidential information, except as permitted by the Code and other policies applicable to you. It is impermissible to share confidential information obtained regarding a third party with anyone outside of BAM, including another division of Berenberg Hamburg, except when a party has signed a confidentiality agreement.

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Code of Ethics (December 2015)

If you have any questions regarding what constitutes confidential information, please contact the Chief Compliance Officer.

2)	Prior Employer’s Confidential Information and Trade Secrets

Do not disclose to BAM, or use during your employment at BAM, any confidential or proprietary information or trade secret of a prior employer, unless the information or trade secret is then public information through no action of your own or unless previously agreed to by the prior employer. In addition, you must not encourage outside parties to share information that may be confidential or proprietary to their employer or their employer’s trade secrets with you.

3)	Communication with Prospective and Current Clients

To ensure the highest of privacy measures are taken, any investment related business must be conducted using BAM’s computers and servers.

Further, any communications relating to BAM prospective or current clients will be conducted through BAM communications systems monitored by Compliance. Currently, this includes:

•	Email

•	Bloomberg chat

•	Bloomberg messages

•	Blackberry messenger

Please note, at this time no business can be conducted via text message.

XIV.     INSIDER INFORMATION AND RECEIVING CONFIDENTIAL INFORMATION

It is not expected that BAM’s business will create situations where our employees will receive confidential or “insider” information. However, in the ordinary course, it is possible that a Covered Person may receive such information.

No Covered Person can receive insider or confidential information without pre-approval from the Chief Compliance Officer. This applies to executing confidentiality agreements, clicking on data sites (such as Interlinks) or attending management meetings or calls where it is likely such information will be discussed.

Berenberg Asset Management LLC

Code of Ethics (December 2015)

1)	Inside Information

Section 204A of the Advisers Act requires that the Firm establish, maintain and enforce written policies and procedures reasonably designed to prevent BAM and its Covered Persons from misusing material, non-public information (“inside information”). Violations of the laws against insider trading and tipping by Covered Persons can expose the BAM and any Covered Person involved to severe criminal and civil liability. In addition, the Firm and its personnel have ethical and legal responsibilities to maintain the confidences of its clients and to protect as valuable assets confidential and proprietary information developed by or entrusted to BAM.

The Firm and any Covered Person involved may be exposed to potential insider trading or tipping liability under the federal securities laws if BAM or any Covered Person executes transactions (whether for a client or otherwise) in, or communicates information regarding, securities for which the Firm or any Covered Person possesses material, non-public information. This potential liability is particularly problematic because the Firm as a whole may be deemed to possess material non-public information known by any of its Covered Persons.

2)	Material Non-Public Information (“MNPI”)

Information is generally considered “material” if there is a substantial likelihood that a reasonable investor would consider the information important in deciding whether to buy, sell or hold the securities in question, or if the information is reasonably certain to have an effect on the price of the securities. If the information would influence your decision on whether or not to trade, you should consider it material for purposes of the matters discussed in this policy statement. While it is not possible to identify in advance all information that would be deemed by a court to be material, illustrations of such information include:

•	Financial performance, forecasts and changes in previously disclosed financial information;

•	Projections and strategic plans;

•	Mergers, acquisitions, dispositions or tender offers (whether completed or proposed);

•	Purchase or sale of substantial assets (whether completed or proposed);

•	New major contracts, orders, suppliers, customers or finance sources, or the loss thereof;

•	Financial liquidity problems or extraordinary borrowings;

•	Significant changes in a relationship with a primary lender;

•	Material write-offs or restructurings;

•	Proposed issuance of new securities;

•	Changes in previously disclosed financial information;

If there is any doubt as to whether information is material, treat the information as material.

Berenberg Asset Management LLC

Code of Ethics (December 2015)

“Non-public” information is information that is not generally available to ordinary investors in the marketplace or in general circulation. As a rule, in order to conclude that information is public, one should be able to point to some fact to show that the information is generally available; for example, its announcement in an SEC filing or in a major news publication such as the Wall Street Journal or other publication of general circulation (including the web site of a major news publication, but not a blog or chat room). The information must also have been publicly available for sufficient time for the market to react and reflect the information in the security’s price.

3)	Insider Trading and Tipping

No Covered Person who is aware of material, non-public information may engage in transactions in any securities (including equity securities, bonds and other debt securities, convertible securities, derivatives, options, any stock index including such securities as an element and any other financial instruments) for himself or herself, as well as on behalf of the Firm, including any client of the Firm, while in possession of inside information regarding such securities or the issuer of such securities (“insider trading”). Nor may any person communicate such inside information to any person who could use such information to purchase or sell securities (“tipping”). These prohibitions are applicable no matter how you acquire the inside information.

4)	Inadvertent Receipt of MNPI

If a Covered Person inadvertently receives MNPI or are unsure of whether the information received is MNPI, immediately contact the Chief Compliance Officer.

Upon the receipt of such information, the Covered Person will be “frozen” and may not, without the prior approval of, and subject to any and all restrictions imposed by, the Chief Compliance Officer:

(i)	disclose the MNPI to others within or outside of BAM;

(ii)	participate in discussions or deliberation with others within or outside of BAM, or work on any transactions involving the company to which such information relates; or

(iii)	engage in transactions (or recommend or suggest that any person engage in transactions) in the securities to which such information relates.

XV.     SOCIAL MEDIA

In connection with investment-related activity, employees are prohibited from using social networking media and other types of interactive electronic, digital or online services, including, but not limited to, Facebook, Twitter, LinkedIn, Yahoo Message Boards and similar services (“Social Media”). This prohibition covers investment-related activity performed for BAM and its clients, as well as any other investment-related activity (including personal trading).

Covered Persons may retrieve information from Social Media, but may not use such services to communicate in connection with investment-related activities. Conduct prohibited under this policy includes, but is not limited to, sending, posting or otherwise communicating with other individuals, groups or the public in connection with investment-related activity.

Berenberg Asset Management LLC

Code of Ethics (December 2015)

XVI.     ANTI-MONEY LAUNDERING (“AML”)

BAM complies with all applicable US federal and state laws and regulations designed to combat money laundering. The Firm is committed to taking reasonable and practical steps to help achieve this goal.

BAM has established policies, procedures and internal controls designed to assure compliance with federal law and regulations regarding money laundering and terrorist financing. In this regard, the Firm’s goal is to:

•	Accept investments only from legitimate law-abiding investors;

•	Cause each of our clients to accept investments only from legitimate, law-abiding investors; and

•	Invest, and cause each of our clients to invest, only in legitimate, law-abiding companies.

BAM’s Chief Compliance Officer, Elizabeth Ryvkin, will assist with compliance to all necessary laws, including monitoring BAM’s AML efforts, conduct training programs and update senior management of developments in applicable laws.

1)	Money Laundering

In general, money laundering consists of moving cash or other financial assets attributable to illicit activities through one or more legitimate accounts, businesses or other conduits for the purposes of making such cash or assets appear to be attributable to legitimate activities or otherwise more difficult to trace back to their illicit source.

Regulators and law enforcement agencies will prosecute firms and individuals for assisting a money launderer, disregarding legal requirements or deliberately “turning a blind eye” to criminal activity. Covered Persons are personally responsible for complying with anti-money launderings laws and must immediately report suspicions of money laundering to the Chief Compliance Officer.

2)	Know Your Customer (“KYC”)

The KYC process is a vital element of the investor acquisition and retention process. Appropriate due diligence must be completed prior to establishing a business relationship with any investor. The due diligence review must be designed to address any money laundering risks based on the nature and geographic location of the investor. The level of due diligence conducted must be reasonable under the circumstances and may require that additional steps be taken with regard to investors who appear to present an increased money laundering risk. In some instances it may be reasonable for the Firm to rely on a placement agent or other financial intermediary with appropriate AML policies and procedures in place to conduct the due diligence required with respect to investors introduced to the Firm by such placement agent or financial intermediary.

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Code of Ethics (December 2015)

Procedures for verifying the identity of investors are set forth in the Compliance Manual. The Firm is required to comply with the economic sanctions imposed by the U.S. against certain countries. The Department of Treasury’s Office of Foreign Assets Control (“OFAC”) maintains a list of certain foreign governments and certain specially designated nationals on which sanctions have been imposed. In connection with KYC due diligence, the Chief Compliance Officer or designee will compare each potential investor to the OFAC list to ensure that funds are not accepted from or paid to any geographic region, person or entity subject to US sanctions. These comparisons must be completed prior to the acceptance of any investor.

Procedures for performing OFAC checks are set forth in the Supervisory Procedures Manual.

3)	Suspicious Activity

Any “suspicious activities” of any of the Firm’s potential investors or investors must be reported promptly to the Chief Compliance Officer. Suspicious activities are difficult to define and are generally left to the common sense of the individual. However, signs of suspicious activity may include:

•	Unusual concern exhibited by an investor regarding BAM’s compliance with the AML laws, rules and regulations or other government reporting requirements;

•	An investor (or persons/entities publicly associated with such investor) that has a questionable background or is the subject of news reports indicating possible criminal, civil or regulatory violations;

•	An investor who appears to be acting as the agent for another entity but declines, evades or is reluctant, without legitimate commercial reasons, to provide any information in response to questions about that entity;

•	An investor is a non-U.S. bank that declines to provide information regarding ownership;

•	An investor refuses or fails to provide requested information;

•	Information provided by the investor appears false or suspicious, is inconsistent or cannot be explained after additional inquiries;

•	The investor appears to be controlled by a senior foreign political figure;

•	Wire transfers or transactions with individuals or entities, or through countries, identified by the U.S. Department of Treasury as being a “primary money laundering concern,” financial secrecy haven countries, or otherwise reasonably suspected of money laundering, terrorism or other illegal activities without an apparent business reason; and

•	Any suspicious financial transactions, such as capital contributions made in the form of cash, travelers checks, money orders, cashier’ s checks or third-party checks.

Berenberg Asset Management LLC

Code of Ethics (December 2015)

For business and security purposes, no one other than senior management or the CCO may contact any person suspected of suspicious activities

XVII.     LIMITS ON AUTHORITY

Your authority to act on behalf of BAM is limited by various laws, regulations, corporate charters, bylaws and resolutions and by internal policies and procedures. You may not sign any documents, or otherwise represent or exercise authority on behalf of BAM unless you are specifically authorized to do so.

Any Covered Person who is authorized to take action on behalf of BAM must first conduct appropriate inquiries and due diligence to determine that the taking of such action is appropriate and consistent with the Firm’s business objectives, policies and procedures. Covered Persons who are responsible for supervising any other person in connection with actions taken on behalf of BAM, must provide appropriate supervision under the circumstances, which may include independently verifying information and conducting additional inquiries, to ensure that it is appropriate to rely on such information.

XVIII.     VIOLATIONS OF THE CODE

Any violation or noncompliance with the Code must be immediately reported to the Chief Compliance Officer and to the Legal Department. Examples include non-compliance with applicable rules and regulations, fraud, or illegal acts involving any aspect of the firm’s business, material misstatements in client records or reports or any activity that is harmful to clients. Any violation of the Code may result in disciplinary action including but not limited to warnings, fines, disgorgement, suspension, demotion or termination of employment or licensing. Violations can be reported using the Code of Ethics Violations Reporting Form or via email to BAM’s Chief Compliance Officer.

All reports will be treated confidentially to the extent permitted by law and investigated promptly and appropriately. Reports may not be submitted anonymously.

The types of violation reporting, such as noncompliance with applicable laws, rules, and regulations; fraud or illegal acts involving any aspect of the firm’s business; material misstatements in regulatory filings, internal books and records, clients’ records or reports; activity that is harmful to clients including fund shareholders, and deviations for required controls and procedures that safeguard clients and the firm.

Employees are required to report “apparent” or “suspected” violations in addition to actual or known violations

Retaliation against an individual who reports a violation is prohibited and constitutes a further violation of the Code.

Berenberg Asset Management LLC

Code of Ethics (December 2015)

XIX.     ANNUAL COMPLIANCE SURVEY

All Covered Persons are required to complete a compliance survey on an annual basis.

XX.     ACKNOWLEDGEMENT OF RECEIPT OF CODE

All Covered Persons are required to acknowledge receipt of delivery of this Code from BAM, as well as any amendments to the Code that may be delivered. Additionally, it is the responsibility of all Covered Persons to read, understand and abide by all aspects of the Code.

Berenberg Asset Management LLC

Code of Ethics (December 2015)

Appendix 1

BERENBERG ASSET MANAGEMENT LLC

CODE OF ETHICS ANNUAL CERTIFICATION

FROM:
(Print Name)

RE:	Annual Code of Ethics Certification

I hereby affirm that I have received and read the Berenberg Asset Management LLC Code of Ethics, that I understand and that I have and will continue to comply with it.

DATED:                                                                           SIGNATURE:

Berenberg Asset Management LLC

Code of Ethics (December 2015)

Appendix 2

BERENBERG ASSET MANAGEMENT LLC

COMPLIANCE SURVEY – NEW COVERED PERSONS

Please complete, date, sign and return this form to Compliance, no later than the date indicated in your notice. Please note, each question must be answered.

1) Neither I nor any member of my immediate family (as described in the Code of Ethics, the “Code”) is serving as an employee, officer, director or trustee of, or has a substantial interest in, or business relationship with, any competitor of Berenberg Asset Management LLC.

     True

     False

If false, please explain:

2) I do not presently serve as director of or a member of a creditor’s committee with respect to any corporation.

     True

     False

If false, please explain:

3) Neither my spouse, domestic partner, children, parents, siblings nor first cousins are employed by, and do not receive compensation from, an investment bank or a broker-dealer. Note that if you do not have direct knowledge of our first cousins, please state as such.

__ True

__ False

If false, please explain:

Berenberg Asset Management LLC

Code of Ethics (December 2015)

4) I am not employed by, and do not receive compensation from, any person or entity other than Berenberg Asset Management LLC or Joh. Berenberg Gossler and Co. KG.

     True

     False

If false, please explain:

5) I am not a volunteer or pro bono member of any board or organization, including charities or schools.

     True

     False

If false, please explain:

6) Please provide the name of your spouse/domestic partner’s employer (if applicable):

7) I have not been the subject of a criminal or civil proceeding in relation to investment related matters.

__ True

     False

If false, please explain:

8) I have not been subject to an administrative proceeding before any US or foreign financial regulatory authority.

__ True

Berenberg Asset Management LLC

Code of Ethics (December 2015)

__ False

If false, please explain:

9) I have not been subject to an administrative proceeding before any US or foreign self-regulatory authority.

__ True

__ False

If false, please explain:

10) I have not been sanctioned by any licensing organization, i.e. CFA, accountant or legal license organization

__ True

__ False

If false, please explain:

11) In the last 2 years, I have not make a contribution to any US political candidate or political action committee (“PAC”).

__ True

__ False

If false, please explain:

Berenberg Asset Management LLC

Code of Ethics (December 2015)

Subsequent questions relate to your investment holdings. Please provide responses on your behalf, and on behalf of any of your immediate family (as described in the Code).

12) Set forth below is a list of discretionary brokerage accounts for which I or a member of my immediate family has direct or indirect beneficial interest. For each account, please provide the following information:

Name and Address of the Broker or Financial Institution	Contact Name and Number	Name on Account	Account Number	Frequency of statements (e.g. monthly)

Please attach additional copies of this sheet, if necessary.

Please submit copies of the most recent account statements for the above brokerage accounts with this Survey.

Berenberg Asset Management LLC

Code of Ethics (December 2015)

13) Set forth below is a list of mutual funds-only accounts which may have brokerage capability and for which I or my immediate family member have investment discretion and for which I or a member of my immediate family has direct or indirect beneficial interest but that you do not use to trade public securities and in which you only trade mutual funds and ETFs.

For each account, please provide the following information and sign the appropriate column certifying that you do not and will trade securities other than mutual funds.

If none, please write “none” and sign the final column.

Name and Address of the Broker or Financial Institution	Contact Name and Number	Name on Account	Account Number	Certification that the account holds no securities and will not hold securities

Berenberg Asset Management LLC

Code of Ethics (December 2015)

14) Set forth below is a list of fully managed accounts for which I or my immediate family member have no investment discretion for which I or a member of my immediate family has direct or indirect beneficial interest.

For each account, please provide the following information and sign the appropriate column certifying that you do not exercise investment discretion over the account(s):

If none, please write “none” and sign the final column.

Name and Address of the Broker or Financial Institution	Contact Name and Number	Name on Account	Account Number	Certification that you or a family member do not exercise investment discretion (trading or asset mix) over this account

Please attach additional copies of this sheet, if necessary.

Berenberg Asset Management LLC

Code of Ethics (December 2015)

15) Set forth below is a list of securities (including certificated shares) held separate and apart from the brokerage accounts disclosed in response to the above questions.

If none, please write “none.”

Name and Address of Company and Title of Security	Type of Security & Ticker symbol or CUSIP	(1) Number of & (2) Length of Time & (3) Location of Securities Held	Name of Owner of Securities	Certificated? (YES/ NO)

Please attach additional copies of this sheet, if necessary.

Berenberg Asset Management LLC

Code of Ethics (December 2015)

16) Set forth below is a list of securities purchased through a limited offering. A limited offering is an offering exempt from registration under securities laws. This response should include all of the securities you acquired through private placements, such as interests in a hedge fund.

If none, please write “none.”

Name of Issuer and Title of Security	Type of Security and Ticker symbol/CUSIP (if applicable)	(1) Number of & (2) Length of Time Securities Held	Name of Owner of Securities	Description of Investment

Please attach additional copies of this sheet, if necessary.

Berenberg Asset Management LLC

Code of Ethics (December 2015)

******************

I understand that a willful misstatement or omission of information requested on this Survey constitutes a violation of the Code and may be considered ground for termination of my employment or other disciplinary action by Berenberg Asset Management LLC (“BAM”).

I hereby affirm that I have read, understand and will comply with the Confidentiality Agreement set forth herein, and the BAM Code of Ethics.

I agree, as a condition of my employment or other association with BAM, to comply with the Code, as amended from time to time. I also understand that any violations of the Code may result in disciplinary action, including dismissal, as well as civil and criminal liability, and that BAM may initiate or cooperate in proceedings resulting in such penalties.

Signature

Print Name

Date

Berenberg Asset Management LLC

Code of Ethics (December 2015)

Appendix 3

BERENBERG ASSET MANAGEMENT LLC

PRIVATE PLACEMENT REQUEST FORM

1)	Name of Issuer (including any relevant parent or subsidiary entities):

2)	Issuer’s Jurisdiction:

3)	Names of Management-Level employees and Board members:

4)	Title of Security:

5)	Type of Security and Ticker symbol/CUSIP (if applicable):

6)	Number of Securities Held:

7)	Name of Owner of Securities:

8)	Description of Investment:

Berenberg Asset Management LLC

Code of Ethics (December 2015)

9)	How were you introduced to this offering?

10)	Does BAM have any current or anticipated business dealings with this issuer or any of the senior level managers of the company or any related parties?

11)	Are there any Board appointments or work requirements with respect to this private placement? Yes No

If yes, please complete an “Outside Business Activities” form.

*********

Employee Name:

Employee Signature:

Date:

Compliance Approval

Chief Compliance Officer Name:

Chief Compliance Officer Signature:

Date:

Berenberg Asset Management LLC

Code of Ethics (December 2015)

Appendix 4

BERENBERG ASSET MANAGEMENT LLC

INITIAL PUBLIC OFFERING (“IPO”) REQUEST FORM

1)	Name of Issuer (including any relevant parent or subsidiary entities):

2)	IPO Sponsor(s) / Underwriter(s):

3)	Issuer’s Jurisdiction:

4)	Names of Management-Level employees and Board members:

5)	Title of Security:

6)	Type of Security and Ticker symbol/CUSIP (if applicable):

7)	Number of Securities Held:

8)	Name of Owner of Securities:

9)	Description of Investment:

Berenberg Asset Management LLC

Code of Ethics (December 2015)

10)	Does BAM have any current or anticipated business dealings with this issuer or any of the senior level managers of the company or any related parties?

*********

Employee Name:

Employee Signature:

Date:

Compliance Approval

Chief Compliance Officer Name:

Chief Compliance Officer Signature:

Date:

Berenberg Asset Management LLC

Code of Ethics (December 2015)

Appendix 5

BERENBERG ASSET MANAGEMENT LLC

OUTSIDE BUSINESS ACTIVITIES DISCLOSURE FORM

General

1.	Are you (please select one box):

     Disclosing a new activity

     Updating a previously disclosed activity (Date of activity/role change                     )

     Ending a previously disclosed activity (End date activity                             )

2.	If disclosing a new activity, are you already engage in the activity? Yes No

If yes, what was the start date?

If no, what is the anticipated start date of the new activity?

3.	Legal name of business or entity and any DBAs:

4.	Address:

5.	Web site:

6.	Do you have an ownership interest? Yes No

If yes, what percentage:

7.	Total hours per month devoted to this activity?

How many of those are during business hours?

8.	Amount of annual compensation (if applicable):

9.	Compensation details (e.g., fees, commission, salary, dividends):

10.	Nature of business or activity:

Berenberg Asset Management LLC

Code of Ethics (December 2015)

11.	Title:

12.	Duties/responsibilities:

13.	Does this activity involve any clients or potential clients? Yes No

If yes, please provide details:

14.	Does this activity involve securities activities other than through Berenberg?

Yes No

If yes, please provide details:

Attorney/CPA/Tax Professional

15.	Do you act in the capacity of a trustee, trust protector, guardian, Power of Attorney, or any similar capacity? __ Yes __ No

If yes, please provide details:

16.	Do you perform bill-paying services? Yes No

If yes, please provide details:

Board Fiduciary Positions

17.	Legal name of business activity:

18.	How many members are on the board?

19.	Do you have any authority or control to disperse funds? Yes No

If yes, are there checks and balances in place that require other signatures?

Berenberg Asset Management LLC

Code of Ethics (December 2015)

20.	Do others on the board or committee look to you for investment recommendations or financial advice? Yes No

21.	Do you plan to solicit board members or other employees to be clients? Yes __ No

22.	Is fund raising involved? __ Yes No

If “Yes,” describe fully how this activity works and your involvement.

23.	Are you on any finance or investment decision making committees? Yes No

If “Yes,” describe fully your role and responsibilities.

******************

Employee Name:

Signature:

Date:

Supervisor Review

The above request is                  approved /                  denied.

Supervisor Name:

Supervisor Approval (email OK):

Date:

Compliance Review

The above request is                  approved /                  denied.

Chief Compliance Officer Name:

Chief Compliance Officer Signature:

Date:

Berenberg Asset Management LLC

Code of Ethics (December 2015)

Appendix 6

BERENBERG ASSET MANAGEMENT LLC

POLITICAL CONTRIBUTION REQUEST FORM (US)

1)	Candidate or Political Action Committee Name (“PAC”):

2)	Name of the federal, state or local office:

3)	Is this a primary campaign? Yes No

4)	Is this a direct monetary contribution or through event attendance?

******************

Employee Name:

Signature:

Date:

Compliance Review

The above request is                  approved /                  denied.

Chief Compliance Officer Name:

Chief Compliance Officer Signature:

Date: